                             AMENDED AND RESTATED

                     AGREEMENT AND PLAN OF REORGANIZATION

         This Amended and Restated Agreement and Plan of Reorganization (this "AGREEMENT") is effective as of August 17, 1999 by and among SelectQuote Insurance Services, a California corporation ("SQIS"), SelectTech, a Nevada corporation ("SELECTTECH"), SelectQuote, Inc., a Delaware corporation ("HOLDING COMPANY"), and SelectQuote Acquisition Sub, a California corporation and a wholly owned subsidiary of Holding Company ("SUB").

                                  RECITALS

         A. The Boards of Directors of SQIS, SelectTech, Holding Company and Sub have approved the proposed merger of SelectTech and Sub with and into SQIS (the "MERGER") in accordance with the California General Corporation Law (the "CGCL") and pursuant to and subject to the terms of the Merger Agreement in the form attached hereto as EXHIBIT A and incorporated herein by reference (the "MERGER AGREEMENT") to be executed by SQIS, SelectTech, Holding Company and Sub prior to the Effective Time (as defined below) and which states, among other things, the manner and basis of converting (i) the shares of Common Stock of SelectTech outstanding at the Effective Time ("SELECTTECH COMMON"), the shares of Preferred Stock of SelectTech outstanding at the Effective Time ("SELECTTECH PREFERRED"), and the shares of Common Stock of SQIS outstanding at the Effective Time ("SQIS COMMON") into shares of Common Stock of Holding Company ("HOLDING COMPANY COMMON"); (ii) the shares of Preferred Stock of SQIS outstanding at the Effective Time ("SQIS PREFERRED") into shares of Preferred Stock of Holding Company ("HOLDING COMPANY PREFERRED"); and (iii) the shares of Common Stock of Sub outstanding at the Effective Time ("SUB COMMON") into shares of Common Stock of SQIS, as the surviving entity of the Merger (the "SURVIVING CORPORATION") (the "SURVIVING CORPORATION COMMON"), all as set forth in this Agreement.

         B. On August 17, 1999, the parties executed an Agreement and Plan of Reorganization (the "Original Agreement"), which is amended by this Agreement and restated in its entirety as set forth in this Agreement.

         C. The parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and agreements in connection with the Merger, and also desire to prescribe various conditions precedent to the Merger not specifically set forth in the Merger Agreement.

                                  AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements contained in this Agreement, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

         "1933 ACT" means the Securities Act of 1933, as amended.

         "ADJUSTMENT EVENT" is defined in Section 2.10.

         "ADJUSTMENT RATIO" means the quotient of (a) the SQIS Deemed Owned Shares divided by (b) the sum of (i) the SelectTech Fully Diluted Shares plus
(ii) the SQIS Deemed Owned Shares.

         "AFFILIATES" means "affiliates" of a person or entity within the meaning of Rule 144 under the 1933 Act.

         "AGGREGATE SELECTTECH MERGER SHARES" means the number of shares of Holding Company Common issuable in the Merger in exchange for the SelectTech Fully Diluted Shares, which is equal to difference between (a) 10,000,000, minus (b) the product of (i) 10,000,000 multiplied by (ii) the Adjustment Ratio.

         "AGGREGATE SQIS MERGER SHARES" means the aggregate number of shares of Holding Company Common and Holding Company Preferred issuable in the Merger in exchange for the SQIS Fully Diluted Shares, which is equal to the sum of (a) 10,000,000, plus (b) the product of (i) 10,000,000 multiplied by
(ii) the Adjustment Ratio.

         "EFFECTIVE TIME" means the time and date on which the Merger Agreement and officers' certificates are filed as required in Sections 2.01 and 2.02.

         "HOLDING COMPANY OPTION PLAN" means the SelectQuote, Inc. 1999 Stock Option Plan.

         "HSR ACT" means the Act Hart Scott Rodino Antitrust Improvements Act of 1976.

         "INTELLECTUAL PROPERTY" means any or all of the following and all rights associated therewith: (i) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, proprietary rights and processes, know how, technology rights and licenses, research and development in progress, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registration and applications therefor, and all other rights corresponding thereto throughout the world;
(iv) all mask works, mask work registrations and applications therefore; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all documentation related to any of the foregoing.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "JOINT SOLICITATION STATEMENT" means the joint solicitation statement of SelectTech and SQIS relating to the solicitation of approval by written consent of the shareholders of each of SQIS and SelectTech of this Agreement, the Merger and the transactions contemplated by this Agreement.

         "NGCL" means the Nevada General Corporation Law.

         "REFERENCE DATE" means August 18, 1999.

         "SELECTTECH ANTI-DILUTION ADJUSTMENT NUMBER" means the sum of (a) 6,500,000 (the number of shares of SelectTech Common outstanding on the date of the issuance of the SelectTech Warrants), plus (b) the SelectTech Warrant Number, plus (c) the SelectTech Debenture Number.

         "SELECTTECH CONVERSION NUMBER" means the quotient of (a) the Aggregate SelectTech Merger Shares divided by (b) the number of SelectTech Fully Diluted Shares.

         "SELECTTECH DEBENTURE AMOUNT" means the aggregate principal dollar amount of the SelectTech Debentures.

         "SELECTTECH DEBENTURE CONVERSION PRICE" means the quotient of (a) $1.67, divided by (b) the SelectTech Conversion Number.

         "SELECTTECH DEBENTURE NUMBER" means the quotient of (a) the SelectTech Debenture Amount, divided by (b) $1.67.

         "SELECTTECH DEBENTURES" means the debentures issued by SelectTech on October 15, 1998.

         "SELECTTECH EXCHANGED OPTIONS" means SelectTech Options exchanged for options to purchase Holding Company Common, as provided in Section 2.03(c).

         "SELECTTECH FULLY DILUTED SHARES" means the sum of (a) the number of outstanding shares of SelectTech Common, plus (b) the SelectTech Preferred Adjusted Number, plus (c) the number of shares of SelectTech Common for which outstanding SelectTech Options are exercisable, plus (d) the SelectTech Debenture Number, plus (e) the SelectTech Warrant Number, minus (f) the SQIS Adjusted Share Ownership Number.

         "SELECTTECH PREFERRED ADJUSTED CONVERSION PRICE" means the product of (a) $1.67, multiplied by (b) the quotient of (i) the sum of (A) 6,500,000 (the number of shares of SelectTech Common outstanding on the date of the issuance of the SelectTech Warrants), plus (B) the SelectTech Warrant Price Adjustment Number, divided by (ii) the SelectTech Anti-Dilution Adjustment Number.

         "SELECTTECH PREFERRED ADJUSTED CONVERSION RATIO" means the quotient of (a) $1.67 divided by (b) the SelectTech Preferred Adjusted Conversion Price.

         "SELECTTECH PREFERRED ADJUSTED NUMBER" means the product of (a) the SelectTech Preferred Adjusted Conversion Ratio multiplied by (b) the number of outstanding shares of SelectTech Preferred.

         "SELECTTECH PREFERRED CONVERSION NUMBER" means the product of (a) the SelectTech Preferred Adjusted Conversion Ratio, multiplied by (b) the SelectTech Conversion Number.

         "SELECTTECH WARRANT NUMBER" means the product of (a) the quotient of
(i) the sum of (A) the number of outstanding shares of SelectTech Common, plus (B) the number of outstanding shares of SelectTech Preferred, plus (C) the number of shares of SelectTech Common into which outstanding SelectTech Options are exercisable, plus (D) the SelectTech Debenture Number, plus (E) the number of shares of SelectTech Common obtainable by SQIS on conversion of the SQIS Convertible Note, divided by (ii) .95, multiplied by (b) .05.

         "SELECTTECH WARRANT PRICE ADJUSTMENT NUMBER" means the quotient of
(a) the sum of (i) the aggregate dollar amount payable upon exercise of the SelectTech Warrants, plus (ii) the SelectTech Debenture Amount, divided by
(b) $1.67.

         "SELECTTECH WARRANTS" means the warrants to purchase SelectTech Common issued by SelectTech in connection with the issuance and sale of the SelectTech Debentures.

         "SQIS ADJUSTED SHARE OWNERSHIP NUMBER" means the sum of (a) the number of shares of SelectTech Common owned by SQIS, plus (b) the product of
(i) the number of shares of SelectTech Preferred owned by SQIS, multiplied by
(ii) the SelectTech Preferred Adjusted Conversion Ratio.

         "SQIS CONVERSION NUMBER" means the quotient of (a) the Aggregate SQIS Merger Shares divided by (b) the number of SQIS Fully Diluted Shares.

         "SQIS CONVERTIBLE NOTE" means that certain convertible note, dated as of February 1, 1997 and as amended on October 15, 1998, issued by SelectTech to SQIS, in the principal amount of $200,000.

         "SQIS DEEMED OWNED SHARES" means the sum of (a) the SQIS Adjusted Share Ownership Number, plus (b) the number of shares of SelectTech Common obtainable by SQIS on conversion of the SQIS Convertible Note.

         "SQIS EXCHANGED OPTIONS" means SQIS Options exchanged for options to purchase Holding Company Common, as provided in Section 2.04(e).

         "SQIS FULLY DILUTED SHARES" means the sum of (a) the number of outstanding shares of SQIS Common, plus (b) the number of outstanding shares of SQIS Preferred, plus (c) the number of shares of SQIS Common into which outstanding SQIS Options are exercisable

         "SQIS OPTIONS" means (a) options to purchase SQIS Common, issued pursuant to the SelectQuote Insurance Services 1999 Stock Option Plan and (b) options to purchase SQIS common granted in exchange for phantom stock rights issued by SQIS, which options were not granted pursuant to the SelectQuote Insurance Services 1999 Stock Option Plan.

         "SQIS PREFERRED" means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of SQIS, collectively.

         "SQIS SUBSIDIARIES" is defined in Section 3.03.

         "SURVIVING CORPORATION" means SQIS.


                                 ARTICLE II

                        THE MERGER AND REORGANIZATION

         2.01 MERGER OF SELECTTECH INTO SQIS. Subject to the terms and conditions of this Agreement and the Merger Agreement, SelectTech shall be merged with and into SQIS, the separate existence of SelectTech shall cease and SQIS shall be the Surviving Corporation in the Merger. The Merger shall be consummated when a properly executed and certified copy of the Merger Agreement, together with required officers' certificates, are filed with the Secretary of State of California and the Secretary of State of Nevada.

         2.02 MERGER OF SUB INTO SQIS. Subject to the terms and conditions of this Agreement and the Merger Agreement, Sub shall be merged with and into SQIS, the separate existence of Sub shall cease and SQIS shall be the Surviving Corporation in the Merger. The Merger shall be consummated when a properly executed and certified copy of the Merger Agreement, together with required officers' certificates, are filed with the Secretary of State of California.

         2.03 EFFECT OF THE MERGER ON SELECTTECH CAPITAL STOCK AND CONVERTIBLE INTERESTS.

                  (a) SELECTTECH COMMON. At the Effective Time, each then outstanding share of SelectTech Common (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law), shall be converted into the right to receive the SelectTech Conversion Number of shares of Holding Company Common. Notwithstanding the foregoing, outstanding shares of SelectTech Common which are held by SQIS will not be so converted, but will be cancelled at the Effective Time.

                  (b) SELECTTECH PREFERRED. At the Effective Time, each then outstanding share of SelectTech Preferred (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law), shall be converted into the right to receive the SelectTech Preferred Conversion Number of shares of Holding Company Common. Notwithstanding the foregoing, outstanding shares of SelectTech Preferred which are held by SQIS will not be so converted, but will be cancelled at the Effective Time.

                  (c) SELECTTECH OPTIONS. At the Effective Time, each outstanding SelectTech Option shall be exchanged for an option to purchase, in place of the purchase of each share of SelectTech Common previously covered by such SelectTech Option, the SelectTech Conversion Number of shares of Holding Company Common, at an exercise price for each such share of Holding Company Common equal to the previous option exercise price for each share of SelectTech Common divided by the SelectTech Conversion Number. Each such SelectTech Exchanged Option shall be granted under the Holding Company Option Plan and shall be subject to the terms and conditions of that plan, but shall continue to vest according to the vesting schedule applicable to the SelectTech Option. It is intended that the substitution of options pursuant to this paragraph be a tax-free transaction under Section 424 of the Internal Revenue Code.

                  (d) SELECTTECH DEBENTURES. At the Effective Time, all outstanding SelectTech Debentures shall be assumed by Holding Company. The SelectTech Debentures shall be convertible into shares of Holding Company Common at a price per share of Holding Company Common equal to the SelectTech Debenture Conversion Price.

                  (e) SELECTTECH WARRANTS. At the Effective Time, all SelectTech Warrants that remain unexercised shall terminate.

         2.04 EFFECT OF THE MERGER ON SQIS CAPITAL STOCK AND CONVERTIBLE INTERESTS.

                  (a) SQIS COMMON. At the Effective Time, each outstanding share of SQIS Common (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law), shall be converted into the right to receive the SQIS Conversion Number of shares of Holding Company Common.

                  (b) SQIS SERIES A PREFERRED STOCK. At the Effective Time, each outstanding share of SQIS Series A Preferred Stock (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law) shall be converted into the right to receive the SQIS Conversion Number of shares of Holding Company Series A Preferred Stock.

                  (c) SQIS SERIES B PREFERRED STOCK. At the Effective Time, each outstanding share of SQIS Series B Preferred Stock (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law) shall be converted into the right to receive the SQIS Conversion Number of shares of Holding Company Series B Preferred Stock.

                  (d) SQIS SERIES C PREFERRED STOCK. At the Effective Time, each outstanding share of SQIS Series C Preferred Stock (other than shares held by shareholders who properly exercise any dissenters' rights available under applicable law) shall be converted into the right to receive the SQIS Conversion Number of shares of Holding Company Series C Preferred Stock.

                  (e) SQIS OPTIONS. At the Effective Time, each outstanding SQIS Option shall be exchanged for an option to purchase, in place of the purchase of each share of SQIS Common previously covered by such SQIS Option, the SQIS Conversion Number of shares of Holding Company Common, at an exercise price for each such share of Holding Company Common equal to the previous option exercise price for each share of SQIS Common divided by the SQIS Conversion Number. Each such SQIS Exchanged Option shall be granted under the Holding Company Option Plan and shall be subject to the terms and conditions of that plan, but shall continue to vest according to the vesting schedule applicable to the SQIS Option. Notwithstanding the foregoing, it is intended that the substitution of options pursuant to this paragraph shall qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code.

                  (f) SQIS CONVERTIBLE NOTE. At the Effective Time, all amounts due from SelectTech to SQIS pursuant to the SQIS Convertible Note shall be deemed to have been converted into shares of SelectTech Common, which shares will be cancelled in the Merger at the Effective Time.

         2.05 EFFECT OF THE MERGER ON SUB COMMON. At the Effective Time, each then outstanding share of Sub Common shall be converted into the right to receive one share of Surviving Corporation Common. After the Effective Time, the shares of Surviving Corporation Common into which the Sub Common is converted shall be the only shares of capital stock of the Surviving Corporation outstanding.

         2.06 EFFECT OF THE MERGER ON HOLDING COMPANY COMMON. At the Effective Time, each then outstanding share of common stock of Holding Company shall be cancelled.

         2.07 FEDERAL INCOME TAX CONSEQUENCES. The parties intend that, for federal income tax purposes, the Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code.

         2.08 ACCOUNTING TREATMENT. The parties intend that the Merger will be treated by SQIS as a purchase for accounting purposes.

         2.09     EFFECTS OF THE MERGER.  At the Effective Time of the Merger:

                  (a) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation attached as EXHIBIT B, which is the form of the Articles of Incorporation in effect immediately prior to the Effective Date as amended to reflect the change of the name of the Surviving Corporation to "Select Quote";

                  (b) the Bylaws of the Surviving Corporation shall be the Bylaws in effect immediately prior to the Effective Date;

                  (c) the Board of Directors of SQIS shall consist of the following four (4) members at the Effective Time, in each case until their successors shall have been elected and qualified or until otherwise provided by law:


                  Charan J. Singh
                  Steven H. Gerber
                  David L. Paulsen
                  Michael L. Feroah

                  (d)      the Officers of SQIS shall be as follows:

                  Charan J. Singh        Chairman of the Board of Directors,
                                         Chief Executive Officer
                  Steven H. Gerber       President
                  David L. Paulsen       Chief Operating Officer
                                         - Insurance Products and Services,
                                         Chief Financial Officer,
                                         Assistant Secretary
                  Michael L. Feroah      Chief Operating Officer
                                         - Technology Products and Services
                  Hernan E. Reyes        Vice President of Operations
                                         - Technology Products and Services
                  Duval McDaniel         Vice President of Sales & Marketing
                                         - Technology Products and Services
                  Nancy Malik            Secretary

                  (e) the Surviving Corporation shall assume the obligations of SelectTech pursuant to the existing Registration Rights Agreement and Investor Rights Agreement among SelectTech and certain of its shareholders; and

                  (f) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

         2.10 ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding shares of Holding Company Common, SelectTech Common, SelectTech Preferred, SQIS Common or SQIS Preferred shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall have been declared with a record date within such period (each, an "ADJUSTMENT EVENT"), the shares of Holding Company Common and Holding Company Preferred to be issued and delivered in the Merger in exchange for each outstanding share of SelectTech Common, SelectTech Preferred, SQIS Common and/or SQIS Preferred, as applicable, and the shares of Holding Company Common issuable on exercise of SelectTech Exchanged Options and the SQIS Exchanged Options as provided in this Agreement and the Merger Agreement, shall be appropriately adjusted to reflect such Adjustment Event.

         2.11 AFFILIATE STOCK. All shares of Holding Company Common or Holding Company Preferred to be received by any SelectTech Affiliate or any SQIS Affiliate shall be subject to the restrictions imposed by the Securities Act of 1933, as amended, and Rule 145 promulgated thereunder, and the certificates evidencing such shares shall bear legends reflecting such restrictions.

         2.12 FRACTIONAL SHARES. No fractional shares of Holding Company Common shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Holding Company Common, cash adjustments will be paid to holders in respect of any fractional share of Holding Company Common that would otherwise be issuable, calculated at $5.00 per share.

         2.13 EXCHANGE CERTIFICATES. As soon as practicable after the Effective Time, and after surrender to the Holding Company of any certificate which prior to the Effective Time represented shares of SelectTech Common Stock, SelectTech Preferred Stock, SQIS Common Stock or SQIS Preferred Stock, as applicable (the "CONVERTED SHARES"), the Holding Company shall cause to be distributed to the person in whose name such certificate is registered a certificate or certificates representing the Merger Consideration. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time represented any Converted Shares, shall be deemed at and after the Effective Time to represent only the right to receive the Merger Consideration. If any certificate representing the Merger Consideration is to be issued to a person or entity ("PERSON") other than the Person in whose name the certificate representing Converted Shares surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and accompanied by all documents reasonably required by the Holding Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Holding Company, the posting by such Person of a bond in such reasonable amount as the Holding Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Holding Company will cause the Merger Consideration to be issued in exchange for such lost, stolen or destroyed certificate.

         2.14     DISSENTING SHARES.

                  (a) Any shares of SQIS Common or SQIS Preferred issued and outstanding immediately prior to the Effective Time that are held by a shareholder who has exercised and perfected dissenters' rights for such shares in accordance with the CGCL and who as of the Effective Time has not effectively withdrawn or lost such dissenters' rights shall not be converted into shares of Holding Company Common or SQIS Preferred at the Effective Time, and the holder thereof shall only be entitled to such rights as are granted to dissenting shareholders by the CGCL.

                  (b) Any shares of SelectTech Common or SelectTech Preferred issued and outstanding immediately prior to the Effective Time that are held by a shareholder who has exercised and perfected dissenters' rights for such shares in accordance with the NGCL and who as of the Effective Time has not effectively withdrawn or lost such dissenters' rights shall not be converted into a right to receive Holding Company Common at the Effective Time, and the holder thereof shall only be entitled to such rights as are granted to dissenting shareholders by the NGCL.

                  (c) Each of SQIS and SelectTech shall give all parties to this Agreement prompt notice of any demand for dissenters' rights received by it pursuant to the applicable provisions of the CGCL or the NGCL, as applicable, and shall give the other parties to this Agreement the opportunity to participate in all negotiations and proceedings with respect to such demand.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SQIS

         Except as disclosed or excepted on a schedule delivered by SQIS to the other parties to this Agreement prior to the execution of this Agreement (the "SQIS SCHEDULE"), SQIS represents and warrants to the other parties to this Agreement as follows:

         3.01 ORGANIZATION. SQIS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as it is now being conducted. SQIS is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or properties make such qualification necessary, except where the failure to be qualified will not have a material adverse effect on SQIS.

         3.02 CAPITALIZATION. The authorized capital stock of SQIS consists of 5,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. At the close of business on the Reference Date, there were outstanding:
1,515,690 shares of SQIS Common, 346,000 shares of Series A Preferred Stock, 250,000 shares of Series B Preferred Stock and 21,275 shares of Series C Preferred Stock. There are 965,000 shares of SQIS Common subject to SQIS Options.

         All outstanding shares of SQIS Common and SQIS Preferred are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, SQIS's Articles of Incorporation or Bylaws or any agreement to which SQIS is a party or by which it is bound. Except as set forth above, there are no options, warrants, calls, rights, commitments or agreements of any character to which SQIS is a party or by which it is bound obligating SQIS to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of its capital stock or obligating SQIS to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. SQIS Phantom Shares have no rights of shares of stock, but only rights to certain income distributions, if available.

         3.03 SQIS SUBSIDIARIES. The SQIS Schedule sets forth a true and complete list of all of the corporations, partnerships and joint ventures in which SQIS owns, directly or indirectly, any shares of capital stock or any partnership or joint venture interest (all of such entities being hereinafter referred to as the "SQIS SUBSIDIARIES"), together with a listing, as to each SQIS Subsidiary, of the nature and ownership of its capital stock or partnership or joint venture interests and of the other equity holders in such entities. All of the capital stock or partnership or joint venture interests of each SQIS Subsidiary owned by SQIS is owned by it free and clear of any liens, encumbrances, security agreements, options, claims, charges or restrictions of any nature whatsoever. Each SQIS Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate or partnership power and authority to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or properties make such qualification necessary, except where the failure to be qualified will not have a material adverse effect on the business of SQIS and the SQIS Subsidiaries, taken as a whole.

         3.04 AUTHORITY RELATIVE TO THIS AGREEMENT. SQIS has the corporate power and authority to enter into and deliver this Agreement and the Merger Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of SQIS and, except for the approval of its shareholders, no other corporate proceedings on the part of SQIS are necessary to authorize this Agreement, the Merger Agreement and the transactions contemplated hereby. Neither SQIS, nor any SQIS Subsidiary, nor any of their respective material assets is subject to or obligated under any charter or bylaw, or under any material contract, lease or other instrument or any license, franchise or permit, which would be defaulted, breached or terminated by or in conflict (or upon the failure to give notice or the lapse of time, or both, would result in a default, breach, termination or conflict) with its execution and performance of this Agreement and the Merger Agreement and the transactions contemplated hereby. Except as contemplated by this Agreement, no consent of any person not a party to this Agreement, and no consent of or filing with (including any waiting period) any governmental authority, is required to be obtained on the part of SQIS to permit the Merger or to permit the continuation by the Surviving Corporation following the Effective Time of the business activities of SQIS and the SQIS Subsidiaries as previously conducted, without material adverse change. This Agreement is, and the Agreement of Merger when executed and delivered will be, valid and binding obligations of SQIS, enforceable against it in accordance with their respective terms.

         3.05 FINANCIAL STATEMENTS. The audited financial statements of SQIS and the SQIS Subsidiaries, on a consolidated basis, as of June 30, 1999 (the "SQIS FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of SQIS and the SQIS Subsidiaries as at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown less any reserve shown thereon and inventories are not subject to write-down, except in either case in an amount not material). Except as contemplated by this Agreement or on account of the transactions contemplated hereby, since June 30, 1999, there has not been any material adverse change in the results of operations, financial condition, assets or business of SQIS and the SQIS Subsidiaries, taken as a whole, other than on account of matters which affect generally the economy or the industries in which SQIS and the SQIS Subsidiaries are engaged.

         3.06 LIABILITIES. SQIS and the SQIS Subsidiaries, taken as a whole, have no material liabilities, obligations or loss contingencies that are required to be reflected in SQIS Financial Statements under generally accepted accounting principles, other than: (i) liabilities disclosed or provided for in SQIS Financial Statements including the notes thereto; and
(ii) liabilities incurred in the ordinary course of business since June 30, 1999.

         3.07 LITIGATION. There is no private or governmental litigation or proceeding or, to the knowledge of SQIS, investigation or claim against SQIS or any SQIS Subsidiary pending or, to the knowledge of SQIS, threatened which, if determined adversely, may reasonably be expected to have a material adverse effect on its business, nor are there any judgments, decrees or orders enjoining SQIS or any SQIS Subsidiary in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area which is material to its business.

         3.08 TAXES. Each of SQIS and each SQIS Subsidiary has filed all Federal and California tax returns and, to the best of SQIS's knowledge, all other state and foreign tax returns required to be filed, and has paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of all taxes required to be paid and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither SQIS nor any SQIS Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge and is not delinquent in the filing of any tax returns, and no material deficiencies for any tax assessment or governmental charge have been threatened, claimed, proposed or assessed against it.

         3.09 ABSENCE OF VIOLATIONS. Neither SQIS nor any of the SQIS Subsidiaries is in violation of any applicable provision of United States, state, local or foreign laws, regulations, judgments or decrees, which violation may reasonably be expected to have a material adverse effect on SQIS.

         3.10 INTELLECTUAL PROPERTY.

                  (a) No person or entity has any rights to use any of the Intellectual Property of SQIS.

                  (b) SQIS owns, or has the right pursuant to a valid contract to use or operate under, all Intellectual Property of SQIS.

                  (c) The operation of the business of SQIS as it is currently conducted does not infringe the Intellectual Property of any other person or entity, and SQIS has not received notice of any claim concerning such infringement.

                  (d) To the knowledge of SQIS, no person is infringing or misappropriating any of the Intellectual Property of SQIS and there are no claims asserted against SQIS related to any Intellectual Property of SQIS.

         3.11 PROPERTIES, LIENS, ETC. Except as reflected in SQIS Financial Statements or in the notes thereto, and except for statutory mechanics and materialmen's liens, liens for current taxes not yet delinquent and liens or encumbrances which do not confer upon secured parties any rights to property which are material to SQIS and the SQIS Subsidiaries, on a consolidated basis, SQIS or one of the SQIS Subsidiaries owns, free and clear of any liens or other encumbrances, all of its tangible and intangible property, real and personal.

         3.12 INSURANCE AGENCY LICENSES. SQIS possesses all licenses and permits in all jurisdictions which are required in order for SQIS to conduct its business as and where presently conducted ("PERMITS"), including without limitation all licenses and permits from all state insurance regulatory agencies. Neither the execution and delivery of this Agreement nor the consummation of the Merger will result in the termination or other loss of any Permit.

         3.13 HART SCOTT RODINO. To the knowledge of SQIS, no filing will be required under the HSR in order to consummate the Merger.

                                 ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF SELECTTECH

         Except as disclosed or excepted on a schedule delivered by SelectTech to the other parties to this Agreement prior to the execution of this Agreement (the "SELECTTECH SCHEDULE"), SelectTech represents and warrants to the other parties to this Agreement as follows:

         4.01 ORGANIZATION. SelectTech is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted. SelectTech is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or properties make such qualification necessary, except where the failure to be qualified will not have a material adverse effect on SelectTech.

         4.02 CAPITALIZATION. The authorized capital stock of SelectTech consists of 18,500,000 shares of Common Stock, $0.001 par value, and 1,500,000 shares of Preferred Stock, $0.001 par value, of which 750,000 are designated Series A Preferred Stock. At the close of business on the Reference Date, there were outstanding 6,500,000 shares of SelectTech Common and 600,000 shares of Series A Preferred Stock, convertible into 657,848 shares of SelectTech Common. In addition, at the Reference Date, SelectTech had granted options to purchase 6,031,855 shares of SelectTech Common. At the Reference Date, SelectTech had sold Debentures in the aggregate principal amount of $2,500,000. The aggregate amount of principal of the Debentures is convertible into 1,500,000 shares of SelectTech Common. SelectTech has also issued to the debenture holders warrants to purchase SelectTech Common in an amount up to 5% of the shares of capital stock of SelectTech, calculated on a fully diluted basis, at an exercise price of $0.01 per share. Additionally, at the Reference Date, SelectTech has issued to SQIS a SQIS Convertible Note dated February 1, 1997, as amended on October 15, 1998, in the principal amount of $200,000; the aggregate amount of principal and interest of the SQIS Convertible Note is convertible into 120,00 shares of SelectTech Common.

         All outstanding shares of SelectTech Common and SelectTech Preferred are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, SelectTech's Articles of Incorporation or Bylaws or any agreement to which SelectTech is a party or by which it is bound. Except as set forth above, there are no options, warrants, calls, rights, commitments or agreements of any character to which SelectTech is a party or by which it is bound obligating SelectTech to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating SelectTech to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         4.03 SELECTTECH SUBSIDIARIES. SelectTech has no direct or indirect equity interest in any corporation, partnership or other business entity.

         4.04 AUTHORITY RELATIVE TO THIS AGREEMENT. SelectTech has the corporate power and authority to enter into and deliver this Agreement and the Merger Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of SelectTech and, except for the approval of its shareholders, no other corporate proceedings on the part of SelectTech are necessary to authorize this Agreement, the Merger Agreement and the transactions contemplated hereby. Neither SelectTech nor any of its material assets is subject to or obligated under any charter or bylaw, or under any material contract, lease or other instrument or any license, franchise or permit, which would be defaulted, breached or terminated by or in conflict (or upon the failure to give notice or the lapse of time, or both, would result in a default, breach, termination or conflict) with its execution and performance of this Agreement and the Merger Agreement and the transactions contemplated hereby. Except as contemplated by this Agreement, no consent of any person not a party to this Agreement, and no consent of or filing with (including any waiting period) any governmental authority, is required to be obtained on the part of SelectTech to permit the Merger or to permit the continuation by the Surviving Corporation following the Effective Time of the business activities of SelectTech as previously conducted, without material adverse change. This Agreement is, and the Agreement of Merger when executed and delivered will be, valid and binding obligations of SelectTech, enforceable against it in accordance with their respective terms.

         4.05 FINANCIAL STATEMENTS. The audited financial statements of SelectTech as of June 30, 1999 (the "SELECTTECH FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of SelectTech as at the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown less any reserve shown thereon and inventories are not subject to write-down, except in either case in an amount not material). Except as contemplated by this Agreement or on account of the transactions contemplated hereby, since June 30, 1999, there has not been any material adverse change in the results of operations, financial condition, assets or business of SelectTech, other than on account of matters which affect generally the economy or the industries in which SelectTech is engaged.

         4.06 LIABILITIES. SelectTech has no material liabilities, obligations or loss contingencies that are required to be reflected in SelectTech Financial Statements under generally accepted accounting principles, other than: (i) liabilities disclosed or provided for in SelectTech Financial Statements including the notes thereto; and (ii) liabilities incurred in the ordinary course of business since June 30, 1999.

         4.07 LITIGATION. There is no private or governmental litigation or proceeding or, to the knowledge of SelectTech, investigation or claim against SelectTech pending or, to the knowledge of SelectTech, threatened which, if determined adversely, may reasonably be expected to have a material adverse effect on its consolidated business, nor are there any judgments, decrees or orders enjoining SelectTech in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area which is material to its business on a consolidated basis.

         4.08 TAXES. SelectTech has filed all Federal and Nevada tax returns and, to the best of SelectTech's knowledge, all other state and foreign tax returns required to be filed, and has paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of all taxes required to be paid and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. SelectTech is not delinquent in the payment of any material tax, assessment or governmental charge or in the filing of any tax returns, and no material deficiencies for any tax assessment or governmental charge have been threatened, claimed, proposed or assessed against it.

         4.09 ABSENCE OF VIOLATIONS. SelectTech is not in violation of any applicable provision of United States, state, local or foreign laws, regulations, judgments or decrees, which violation may reasonably be expected to have a material adverse effect on SelectTech.

         4.10 INTELLECTUAL PROPERTY.

                  (a) No person or entity has any rights to use any of the Intellectual Property of SelectTech.

                  (b) SelectTech owns, or has the right pursuant to a valid contract to use or operate under, all Intellectual Property of SelectTech.

                  (c) The operation of the business of SelectTech as it is currently conducted does not infringe the Intellectual Property of any other person or entity, and SelectTech has not received notice of any claim concerning such infringement.

                  (d) To the knowledge of SelectTech, no person is infringing or misappropriating any of the Intellectual Property of SelectTech and there are no claims asserted against SelectTech related to any Intellectual Property of SelectTech.

         4.11 PROPERTIES, LIENS, ETC. Except as reflected in SelectTech Financial Statements or in the notes thereto, and except for statutory mechanics and materialmen's liens, liens for current taxes not yet delinquent and liens or encumbrances which do not confer upon secured parties any rights to property which are material to SelectTech, SelectTech owns, free and clear of any liens or other encumbrances, all of its tangible and intangible property, real and personal.

         4.12 HART SCOTT RODINO. To the knowledge of SelectTech, no filing will be required under the HSR Act in order to consummate the Merger.

                                  ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY AND SUB

         Except as disclosed or excepted on a schedule delivered by Holding Company and Sub to the other parties to this Agreement prior to the execution of this Agreement (the "HOLDING COMPANY SCHEDULE"), each of Holding Company and Sub represents and warrants to the other parties to this Agreement as follows:

         5.01 ORGANIZATION OF HOLDING COMPANY. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holding Company has conducted no business prior to the execution and delivery of this Agreement.

         5.02 ORGANIZATION OF SUB. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub has conducted no business prior to the execution and delivery of this Agreement.

         5.03 CAPITALIZATION. The authorized capital stock of Holding Company consists of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. At the close of business on the Reference Date, there were outstanding 100 shares of Holding Company Common. The authorized capital stock of Sub consists of 100 shares of Common Stock. At the close of business on the Reference Date, there were outstanding 100 shares of Sub Common.

         5.04 HOLDING COMPANY SUBSIDIARIES. Other than Sub, Holding Company has no direct or indirect equity interest in any corporation, partnership or other business entity. Sub has no direct or indirect equity interest in any corporation, partnership or other business entity.

         5.05 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Holding Company and Sub has the corporate power and authority to enter into and deliver this Agreement and the Merger Agreement and to carry out its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective Boards of Directors of Holding Company and Sub and, except for the approval of their shareholders, no other corporate proceedings on the part of Holding Company or Sub are necessary to authorize this Agreement, the Merger Agreement and the transactions contemplated hereby. Neither Holding Company nor Sub is subject to or obligated under any charter or bylaw, or under any material contract, lease or other instrument or any license, franchise or permit, which would be defaulted, breached or terminated by or in conflict (or upon the failure to give notice or the lapse of time, or both, would result in a default, breach, termination or conflict) with its execution and performance of this Agreement and the Merger Agreement and the transactions contemplated hereby. Except as contemplated by this Agreement, no consent of any person not a party to this Agreement, and no consent of or filing with (including any waiting period) any governmental authority, is required to be obtained on the part of Holding Company or Sub to permit the Merger. This Agreement is, and the Agreement of Merger when executed and delivered will be, valid and binding obligations of Holding Company and Sub, enforceable against them in accordance with their respective terms.

         5.06 LITIGATION. There is no private or governmental litigation or proceeding or, to the knowledge of Holding Company or Sub, investigation or claim against Holding Company or Sub pending or, to the knowledge of Holding Company or Sub, threatened which, if determined adversely, may reasonably be expected to have a material adverse effect on Holding Company or Sub, nor are there any judgments, decrees or orders enjoining Holding Company or Sub in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area which is material to its business.

         5.07 ABSENCE OF VIOLATIONS. Neither Holding Company nor Sub is in violation of any applicable provision of United States, state, local or foreign laws, regulations, judgments or decrees, which violation may reasonably be expected to have a material adverse effect on Holding Company or Sub.

         5.08 HART SCOTT RODINO. To the knowledge of Holding Company and Sub, no filing will be required under the HSR Act in order to consummate the Merger.

         5.09 SHARES OF HOLDING COMPANY COMMON. The shares of Holding Company Common to be issued pursuant to this Agreement and the Merger Agreement, when issued and delivered in accordance with the Merger Agreement, will be duly and validly authorized and issued, fully paid and nonassessable and issued in accordance with all applicable state and federal securities laws.

         5.10 CERTIFICATE OF INCORPORATION AND BYLAWS OF HOLDING COMPANY. Attached as EXHIBIT C is a true and correct copy of the First Amended and Restated Certificate of Incorporation of Holding Company in effect on the date hereof. Attached as EXHIBIT D is a true and correct copy of the Bylaws of Holding Company in effect on the date hereof.

                                 ARTICLE VI

                 CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

         6.01 CONDUCT OF BUSINESS OF SELECTTECH AND SQIS. During the period from the date of this Agreement to the Effective Time, each of SelectTech and SQIS shall use reasonable efforts to maintain satisfactory relationships with licensors, suppliers, distributors and customers, all in accordance with its ordinary and usual course of business. Prior to the Effective Time, neither SelectTech nor SQIS shall, without the prior written consent of the other parties to this Agreement or except as specifically contemplated by this
Agreement:

         (a) amend its Articles of Incorporation or Bylaws;

         (b) authorize for issuance, issue, deliver or sell any additional shares of its capital stock of any class, or securities convertible into shares of such stock, or issue or grant any rights, options or other commitments for the issuance of shares of such stock or such convertible securities (other than the issuance of shares of SelectTech Common upon (i) the exercise of SelectTech Options or SelectTech Warrants, (ii) the conversion of the Debentures or (iii) the conversion of SelectTech Preferred; and other than the issuance of shares of SQIS Common upon (x) the exercise of SQIS Options or (y) the conversion of SQIS Preferred);

         (c) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend (whether in cash, stock or property) in respect of its capital stock or redeem or otherwise acquire any of its capital stock other than the repurchase, at cost, of shares issued to employees pursuant to the terms of employee restricted stock purchase agreements;

         (d) dispose of or acquire any material properties or assets except in the ordinary course of business;

         (e) engage in any activities or transactions that are outside the ordinary course of SelectTech's business; or

         (f) incur any indebtedness for borrowed money, other than amounts borrowed pursuant to and in accordance with the terms and conditions of its existing lines of credit.

         6.02 CONDUCT OF BUSINESS OF HOLDING COMPANY AND SUB. During the period from the date of this Agreement to the Effective Time, neither Holding Company nor Sub shall conduct any business, other than as reasonably necessary to carry out the Merger and the transactions related thereto. Prior to the Effective Time, neither Holding Company nor Sub shall, without the prior written consent of the other parties to this Agreement or except as specifically contemplated by this Agreement:

         (a) amend its Certificate of Incorporation or Articles of Incorporation, as applicable, or Bylaws; or

         (b) authorize for issuance, issue, deliver or sell any additional shares of its capital stock of any class, or securities convertible into shares of such stock, or issue or grant any rights, options or other commitments for the issuance of shares of such stock or such convertible securities.

                                 ARTICLE VII

                            ADDITIONAL AGREEMENTS

         7.01 ACCESS AND INFORMATION.

         (a) SelectTech has previously afforded, and will afford, to SQIS and to its accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts and records, and has furnished, and will furnish, to SQIS all information concerning its business, properties and personnel as SQIS has requested or might reasonably request, including proprietary and confidential information of SelectTech.

         (b) SQIS has previously afforded, and will afford, to SelectTech and to its accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts and records, and has furnished, and will furnish, to SelectTech all information concerning its business, properties and personnel as SelectTech has requested or might reasonably request, including proprietary and confidential information of SQIS.

         (c) Neither SQIS nor SelectTech shall be obligated to disclose to the other any information which is subject to an obligation of confidentiality which would be breached by such disclosure; provided, however, that no refusal to make disclosure under this Section shall relieve the nondisclosing party of any obligation arising under any other representations or warranties contained herein.

         7.02 SHAREHOLDERS' APPROVAL. SQIS and SelectTech shall each solicit the consent of their respective shareholders to approve the Merger as soon as reasonably possible. The Boards of Directors of SQIS and SelectTech (subject to their fiduciary responsibilities and obligations) shall recommend to their respective shareholders that the Merger be approved.

         7.03 ISSUANCE OF SHARES. Holding Company shall, as and when required by the provisions of the Merger Agreement, issue and deliver certificates representing the number of shares of Holding Company Common for which SelectTech Common, SelectTech Preferred, SQIS Common and SQIS Preferred outstanding at the Effective Time shall be converted under the Merger Agreement.

         7.04 CONSENTS AND APPROVALS. SelectTech shall use its best efforts to obtain any and all consents from other parties to contracts, leases and other instruments material to SelectTech's business, if necessary or appropriate to allow the consummation of the Merger and the continuance of SelectTech's business by SQIS after consummation of the Merger. Each party hereto shall use its best efforts to obtain any and all permits or approvals of any governmental body or agency required by such party for the lawful consummation of the Merger.

         7.05 EXPENSES. Each party to this Agreement will each pay all of their own costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, all fees and expenses of attorneys, accountants and financial advisors.

         7.06 ACTIONS CONTRARY TO STATED INTENT. No party to this Agreement will, either before or after the consummation of the Merger, take any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code or from being eligible for pooling of interests accounting treatment.

         7.07 NO NEGOTIATION. From the date hereof until the consummation or termination of this Agreement, no party to this Agreement will discuss or negotiate, or authorize any person or entity to discuss or negotiate on its behalf, with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of its business, assets or capital stock.

         7.08 BEST EFFORTS. Each party to this Agreement shall use its best efforts to cause all conditions to closing to be satisfied, including without limitation the execution and delivery of such other instruments as may be reasonably necessary or convenient to consummate the Merger and the other transactions contemplated hereby.

         7.09 FAIRNESS HEARING. Each party to this Agreement will use commercially reasonable efforts to qualify the issuance of Holding Company Common, Holding Company Preferred, options and debentures in the Merger under the exemption provided by Section 3(a)(10) of the Securities Act. The parties to this Agreement agree to cooperate with one another to prepare and file with the Commissioner of Corporations of the State of California an application for qualification of the Holding Company Common in the Merger pursuant to a "fairness hearing" procedure, and to take such other actions as may be reasonably necessary to perfect such exemption.

         7.10 JOINT SOLICITATION STATEMENT. SQIS and SelectTech will jointly prepare the Joint Solicitation Statement.

         7.11 INFORMATION SUPPLIED. Each party to this Agreement will promptly inform the other of the occurrence of any event which should be included in an amendment or supplement to the Joint Solicitation Statement or any other such filing, agreement or document and of any discovery that any information supplied as described in this Section 7.11 no longer conforms with the requirements of this Section 7.11.

         7.12 RESTRICTIONS ON SALES BY AFFILIATES. SelectTech will use its best efforts to cause those shareholders of SelectTech identified on a list delivered to SQIS on or prior to the date of this Agreement, together with any other shareholders of SelectTech who in the opinion of counsel for SelectTech are or may be Affiliates to execute and deliver to SQIS the form of Affiliates Agreement attached hereto as EXHIBIT E. SQIS will use its best efforts to cause those shareholders of SQIS identified on a list delivered to SelectTech on or prior to the date of this Agreement, together with any other shareholders of SQIS who in the opinion of counsel for SQIS are or may be Affiliates to execute and deliver to SelectTech the form of Affiliates Agreement attached hereto as EXHIBIT E.

         7.13 INVENTION ASSIGNMENT AND NONDISCLOSURE AGREEMENTS. SelectTech will use its best efforts to cause each of its employees and consultants to execute and deliver to the Surviving Corporation an Invention Assignment and Nondisclosure Agreement substantially in the form attached as EXHIBIT F.

         7.14 LOCK-UP AGREEMENTS. Each of SQIS and SelectTech will use its best efforts to cause each of their respective shareholders who will own one percent or more of the shares of Holding Company Common Stock after the Effective Time, calculated on a fully diluted, as-converted basis, to execute and deliver to SQIS, at or before the Effective Time, a Lockup Agreement substantially in the form attached as EXHIBIT G.

         7.15 CONFIRMATION AGREEMENTS. SelectTech will use its best efforts to cause each of its officers and key employees and all technical personnel who hold SelectTech Common, SelectTech Preferred or SelectTech Options prior to the Effective Time of the Merger to execute and deliver to SQIS, at or before the Effective Time, a Confirmation Agreement and Assignment of Rights substantially in the form attached as EXHIBIT H.

         7.16 COVENANT OF THE BOARDS OF DIRECTORS. The respective Boards of Directors of SQIS, SelectTech, Sub and Holding Company have each approved the Merger, and will each use its best efforts to cause the shareholders of SQIS and SelectTech, as applicable, to approve the Merger, this Agreement and the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent to the Merger and subject to the discharge of the directors' fiduciary responsibilities.

                                ARTICLE VIII

                            CONDITIONS PRECEDENT

         The respective obligation of each party to effect the Merger shall be, at the election of such party, subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) This Agreement and the Merger Agreement shall have been approved and adopted by the shareholders of each party to this Agreement in the manner required under applicable law, and neither SQIS nor SelectTech shall have received demands for payment in accordance with Section 1301 of the California General Corporation Law or Section 92A.380 of the Nevada General Corporation Law, as applicable, from their respective shareholders with respect to 5% or more of the outstanding shares of Common Stock of SQIS or SelectTech, as the case may be.

         (b) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits consummation of the Merger.

         (c) SQIS and SelectTech shall have received a permit for the qualification of securities to be issued in the Merger from the Department of Corporations of California, or the transaction shall be exempt from registration or qualification under applicable securities laws in the opinion of legal counsel to the parties.

         (d) SQIS and SelectTech shall have received all permits, authorizations and qualifications from federal, state and local governmental agencies that are required for the consummation of the Merger.

         (e) SQIS shall have received an executed Confirmation Agreement and Assignment of Rights from each of SelectTech's officers and key employees and all technical personnel who hold SelectTech Common, SelectTech Preferred or SelectTech Options prior to the Effective Time of the Merger.

                                 ARTICLE IX

                      TERMINATION, AMENDMENT AND WAIVER

         9.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of SQIS or SelectTech:

         (a) by mutual agreement of the Boards of Directors of SQIS and SelectTech;

         (b) by the Board of Directors of SelectTech if at the Effective Time any of the conditions specified in Article VIII has not been satisfied or waived by SelectTech on or prior to December 31, 1999;

         (c) by the Board of Directors of SQIS if at the Effective Time any of the conditions specified in Article VIII has not been satisfied or waived by SQIS on or prior to December 31, 1999; or

         (d) by the Board of Directors of either SQIS or SelectTech if (i) there shall be a nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal.

         9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either SQIS or SelectTech, as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either SQIS or SelectTech or their respective officers or directors and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         9.03 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of SQIS or SelectTech, but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.04 EXTENSION; WAIVER. At any time prior to the Effective Time, either party hereto may, to the extent allowed by law, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE X

                             GENERAL PROVISIONS

         10.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The agreements contained in Article I and Sections 7.05, 7.06, and 7.11 shall survive the consummation of the Merger. All other representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger.

         10.02 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement and the Merger Agreement shall take place at the offices of SQIS, on the day on which the last of the conditions set forth in Article VII are fulfilled or waived (the "CLOSING DATE"). Subject to the provisions of the Merger Agreement, as promptly as possible following the Closing, a fully executed copy of the Merger Agreement, along with certificates of SQIS and SelectTech meeting the requirements of Section 1103 of the California General Corporation Law and Section 92A.200 of the Nevada General Corporation Law, shall be filed with the Secretary of State of California and the Secretary of State of Nevada, in accordance with the provisions of the Merger Agreement.

         10.03 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed as follows:

        if to SQIS, Holding Company      595 Market Street, 6th Floor
        or Sub:                                   San Francisco, CA 94105
                                                  Attn:  President

        if to SelectTech:                         595 Market Street, 6th Floor
                                                  San Francisco, CA 94105
                                                  Attn:  President


         10.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts. Delivery of executed signature pages by facsimile will be deemed valid execution and delivery of this Agreement for all purposes.

         10.05 MISCELLANEOUS. This Agreement, including the Exhibits, (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.

         10.06 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

         10.07 EXHIBITS. The following Exhibits are attached to this Agreement and made a part of this Agreement by this reference:


       EXHIBIT A    Form of Merger Agreement
       EXHIBIT B    Articles of Incorporation of SelectQuote
       EXHIBIT C    Restated Certificate of Incorporation of SelectQuote, Inc.
       EXHIBIT D    Bylaws of SelectQuote, Inc.
       EXHIBIT E    Form of Affiliates Agreement
       EXHIBIT F    Form of Invention Assignment and Nondisclosure Agreement
       EXHIBIT G    Form of Lockup Agreement
       EXHIBIT H    Form of Confirmation Agreement and Assignment of Rights


                                      * * *

         IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Reorganization as of the date first written above.

SELECTQUOTE INSURANCE SERVICES              SELECTTECH



----------------------------------          ---------------------------------
----------------------------------          ---------------------------------
By: Charan J. Singh                         By: Steven H. Gerber
Title: President                            Title: President



----------------------------------          ---------------------------------
----------------------------------          ---------------------------------
By: Nancy Malik                             By: David L. Paulsen
Title: Secretary                            Title:  Secretary


SELECTQUOTE, INC.                           SELECTQUOTE ACQUISITION SUB



----------------------------------          ---------------------------------
----------------------------------          ---------------------------------
By: Steven H. Gerber                        By: Charan J. Singh
Title: President                            Title: President



----------------------------------          ---------------------------------
----------------------------------          ---------------------------------
By: David L. Paulsen                        By: David L. Paulsen
Title: Assistant Secretary                  Title: Secretary